Exhibit 3.219

This space for use by Secretary of State
Form LLC-5.5	Illinois
January 1995	Limited Liability Company Act	[FILED]
Articles of Amendment
George H. Ryan
Secretary of State	Filing Fee $500
Department of Business Services	SUBMIT IN DUPLICATE
Liability Limitation Company	Must be typewritten
Division
Room 359, Howlett Building	This space for use by Secretary of State
Springfield, IL 62756
Date MAY 23, 1997
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”	Assigned File # 0011 970 9
Filing Fee $500
Approved: JE
1.	Limited Liability Company name Watauga Associates, L.L.C.

(The LLC name must contain the words limited liability company or L.L.C. and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	Transacting business under an assumed name: ☐Yes ☑ No.

(If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.) 2 N. LaSalle St., Suite 1901, Chicago, IL 60602 Cook County

4.	Federal Employer Identification Number (F.E.I.N.): Applied For

5.	The Articles of Organization are effective on: (Check one)

a) ☑ the filing date, or b) ☐ another date late than but not more than 60 days subsequent to the filing date: __________ (month, day, year)

6.	The registered agent’s name and registered office address is: D5473 287 2

Registered agent:	Karell Capital Ventures, Inc.

	First Name	Middle Initial	Last Name

Registered Office:	2 North LaSalle St., Suite 1901

(P.O. Box alone and c/o are unacceptable)	Number	Street	Suite #

	Chicago, IL 60602		Cook County

	City	Zip Code	County
7.	Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065)

(if not sufficient space to cover this point, add one or more sheets of this size.)

To purchase, hold for investment, lease, operate, manage and do any and all other activities necessary to or connected with Nursing Homes or any related industry.

Business Code: 6511

8.	The latest date the company is to dissolve May 22, 2047 . (month, day, year)

And other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5
9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5(a)(8) included as attachment:
☐ Yes ☑ No

If yes, state the provisions(s) and the statutory cite(s) from the ILLCA.

10.	a) Management is vested, in whole or in part, in managers: ☑ Yes ☐ No

If yes, list their names and business addresses.

Zev Karkomi, 2 North LaSalle Street, Suite 1901, Chicago, IL 60602

Susan Karkomi, 2 North LaSalle Street, Suite 1901, Chicago, IL 60602

Craig Bernfield, 2 North LaSalle Street, Suite 1901, Chicago, IL 60602
b)	Management is maintained, in whole or in part, by the members: ☐ Yes ☑ No
If yes, list their names and addresses.
If no, the company has 2 or more members pursuant to S. 5-1 of the ILLCA.
11.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.
Dated May 22 , 1997

	Signature(s) and Name(s) of Organizer(s)		Business Address(es)
1.	/s/ Samuel H. Kovitz	1.	2 N. LaSalle St., Ste. 1901

	Signature		Number	Street

	Samuel H. Kovitz, Organizer		Chicago

	(Type or print name and title)			City/town

	(Name if a corporation or other entity)		Illinois		60602

			State		Zip Code

2.		2.

	Signature		Number	Street

	(Type or print name and title)			City/town

	(Name if a corporation or other entity)		State		Zip Code

3.		3.

	Signature		Number	Street

	(Type or print name and title)			City/town

	(Name if a corporation or other entity)		State		Zip Code
(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Item #8. The following are other events of dissolution:
     (a) The sale of all or substantially all of the assets of the LLC;
     (b) The unanimous agreement of all Members;
     (c) The Bankruptcy, Insolvency, Dissolution or Termination (as such terms are defined n the Operating Agreement) of any Member; or
     (d) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the LLC.